UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2026

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. l2b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into A Material Definitive Agreement.

On July 29, 2026, Northwest Biotherapeutics (OTCQB:NWBO) (the “Company” or “NW Bio”), a biotechnology company developing DCVax® personalized immune therapies for solid tumor cancers, entered into a $4.9 million convertible Promissory Note financing with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP (“Yorkville”). The term of the Note is 12 months. No payments by the Company are due until maturity. The Note carries an Original Issue Discount of five percent but no interest. Repayment of all outstanding amounts is due at maturity. The Note includes customary default provisions. During the term of the Note, it is convertible at the option of the holder, at a small discount to the then prevailing market price. The Company plans to use the proceeds for general corporate purposes, including both its lead product and its in-licensed portfolios.

The Company and Yorkville also entered into a standby equity subscription agreement (the “Subscription Agreement”) which the Company may use after the Note is repaid or converted. The prior standby equity subscription agreement was cancelled. Under this Subscription Agreement, NW Bio has the option, in its discretion, to require Yorkville to subscribe for up to $50 million of common shares in the Company at any time during the 24-month term of the Subscription Agreement at a small discount to the then prevailing market price, after the Note is repaid or converted. The Company has no obligation to make any such use of this arrangement, and the Company can cancel the arrangement at any time after the Note is repaid or converted. The Company has no current plans to draw upon this standby facility;  however, the Company believes it will be useful to have this facility available for special funding needs in connection with certain key potential upcoming milestones.

Yorkville also acquired a warrant to purchase up to $2 million of shares at $0.205 per share pursuant to the above transaction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: July 31, 2026	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman